STOCK OPTION AGREEMENT

AWG INTERNATIONAL WATER CORPORATION

THIS AGREEMENT is entered into as of the 22nd day of July, 2013 (the “Date of Grant”)

BETWEEN:

AWG INTERNATIONAL WATER CORPORATION, a Nevada corporation located at 7721 East Trent Ave., Spokane Valley, WA 99212.

(the “Company”)

AND:

Keith White

32952 Dewdney Truck Road

Mission, BC V2V 6X6

Canada

 (the “Optionee”)

WHEREAS:

A.

The Board of Directors of the Company (the “Board”) has approved and adopted the 2012 Stock Option Plan (the “Plan”), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common shares of the Company (the “Common Stock”);

B.

The Plan provides for the granting of stock options that either (i) are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”); and

C.

The Board has authorized the grant to the Optionee of options to purchase a total of 750,000 shares of Common Stock (the “Options”), which Options are intended to be (select one):

[   ]

Incentive Stock Options;

[X]

Non-Qualified Stock Options

NOW THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, 750,000 shares of Common Stock.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1.

Exercise Price.  The exercise price of the options shall not be less than the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith.  For Officers and Directors of the Company, the share exercise price of the grant will be determined by the average closing price of the stock for the 5 (five) business days preceding the authorization of the grant by the Plan Administrator (weekly average price).  If no volume is traded

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on a given day, the closing bid price will be used as the closing price as recorded on the OTC Bulletin Board Level II pricing (e.g., http://www.otcmarkets.com/stock/AWGI/quote).  For all ‘covered employees”, if an active Private Placement is in effect at the time of grant, the minimum share exercise price will be the price of the Private Placement common shares, otherwise the share exercise price will be the weekly average price for Officers and Directors, or the fair market value on the Date of Grant for other employees.

2.

Limitation on the Number of Shares.  If the Options granted hereby are Incentive Stock Options, the number of shares which may be acquired upon exercise thereof is subject to the limitations set forth in Section 5.1 of the Plan.

3.

Vesting Schedule.  The Options shall vest in accordance with Exhibit A.

4.

Options not Transferable.  The Options may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or, in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided, however, that if the Options represent a Non-Qualified Stock Option, such Option is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and Optionee’s immediate family members.  Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

5.

Investment Intent.  By accepting the Options, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Options will be distributed in violation of applicable federal and state laws and regulations.  In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

6.

Termination of Employment and Options.  Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the events in subparagraph a, b, c or d:

(a)

Expiration.  Ten (10) years from the Date of Grant.

(b)

Termination for Cause.  The date of the first discovery by the Company of any reason for the termination of an Optionee’s employment or contractual relationship with the Company or any related company for cause (as determined in the sole discretion of the Plan Administrator), and, if an Optionee’s employment is suspended pending any investigation by the Company as to whether the Optionee’s employment should be terminated for cause, the Optionee’s rights under this Agreement and the Plan shall likewise be suspended during the period of any such investigation.

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(c)

Termination Due to Death or Disability.  The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee’s employment or contractual relationship by reason of disability (as defined in Section 5.1(g) of the Plan).  If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution.

(d)

Termination for Any Reason Other Than Cause, Death or Disability.  The expiration of three (3) months from the date of an Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than termination of service as a director, cause, death or Disability (as defined in Section 5.1(g) of the Plan).

(e)

Termination for Any Other Reason.  Upon non-voluntary termination except for cause, 50% of the unvested shares shall vest immediately.

Each unvested Option granted pursuant hereto shall terminate immediately upon termination of the Optionee’s employment or contractual relationship with the Company for any reason whatsoever, including Disability unless vesting is accelerated in accordance with Section 5.1(f) of the Plan.

Change in Control.  Upon Change of Control of the Company, 100% of the unvested shares shall vest immediately.  For the purpose of this Agreement, a “Change of Control” means the occurrence of any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this paragraph (a) the following acquisitions by a Person will not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this paragraph 7.

(b) The individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be

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considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof.

(c) The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

7.

Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted as set forth in Section 5.1(m) of the Plan.

8.

Exercise of Option.  Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option.  If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term.  No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section

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5.1(m) of the Plan) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested.  Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit B) to the President of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier’s check in the amount of the full exercise price for the Common Stock to be purchased.  In addition to payment in cash by certified check or cashier’s check, an Optionee or transferee of an Option may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(a)

by delivering to the Company shares of Common Stock previously held by such person, duly endorsed for transfer to the Company, or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate purchase price to be paid by the Optionee upon such exercise; or

(b)

by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

It is a condition precedent to the issuance of shares of Common Stock that the Optionee execute and/or deliver to the Company all documents and withholding taxes required in accordance with Section 5.1 of the Plan.

9.

Holding period for Incentive Stock Options.  In order to obtain the tax treatment provided for Incentive Stock Options by Section 422 of the Code, the shares of Common Stock received upon exercising any Incentive Stock Options received pursuant to this Agreement must be sold, if at all, after a date which is later of two (2) years from the date of this agreement is entered into or one (1) year from the date upon which the Options are exercised.  The Optionee agrees to report sales of shares prior to the above determined date to the Company within one (1) business day after such sale is concluded.  The Optionee also agrees to pay to the Company, within five (5) business days after such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code in the manner specified in Section 5.1(l) of the Plan.  Nothing in this Section 9 is intended as a representation that Common Stock may be sold without registration under state and federal securities laws or an exemption therefrom or that such registration or exemption will be available at any specified time.

10.

Resale restrictions may apply.  Any resale of the shares of Common Stock received upon exercising any Options will be subject to resale restrictions contained in the securities legislation applicable to the Optionee.  The Optionee acknowledges and agrees that the Optionee is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

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11.

Subject to 2012 Stock Option Plan.  The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

12.

Professional Advice.  The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee.  Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options.  Without limiting other matters to be considered with the assistance of the Optionee’s professional advisors, the Optionee should consider: (a) whether upon the exercise of Options, the Optionee will file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code and the implications of alternative minimum tax pursuant to the Code; (b) the merits and risks of an investment in the underlying shares of Common Stock; and (c) any resale restrictions that might apply under applicable securities laws.

13.

No Employment Relationship.  Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan.  The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee, for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Company’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

14.

Entire Agreement.  This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersedes all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

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15.

Notices.  Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

The Company:

AWG International Water Corporation

7721 East Trent Ave.

Spokane Valley, WA 99212

Attention:  President

The Optionee:

Keith White

32952 Dewdney Truck Road

Mission, BC V2V 6X6

Canada

AWG INTERNATIONAL WATER CORPORATION

Per:

Keith White

              Jeffrey Stockdale, President & COO

              Jeff R. Mitchell, CFO & Secretary

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EXHIBIT A

TERMS OF THE OPTION

Name of the Optionee:	Keith White
Date of Grant:	July 22, 2013
Designation:	Non-Qualified Stock Options
1. Number of Options granted:	750,000 stock options
2. Purchase Price:
$0.11 per share – Established as the Weekly Average for the week prior to July 22, 2013
3. Vesting Dates:	25% vest on the 12 month anniversary of the grant date 6.25% vest quarterly thereafter
4. Expiration Date:	Ten (10) years from date of grant

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EXHIBIT B

To:

AWG INTERNATIONAL WATER CORPORATION

7721 East Trent Ave.

Spokane Valley, WA 99212

Attention:  President

Notice of Election to Exercise

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5.1(h) of AWG International Water Corporation (the “Company”) 2012 Stock Option Plan (the “Plan”) and Section 8 of that certain Stock Option Agreement (the “Agreement”) dated as of the  day of , 20___, between the Company and the undersigned.

The undersigned hereby elects to exercise Optionee’s option to purchase  shares of the common stock of the Company at a price of US$ per share, for aggregate consideration of US$, on the terms and conditions set forth in the Agreement and the Plan.  Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at __________________________, the  ______ day of __________________, 20___.

(Name of Optionee – Please type or print)

(Signature and, if applicable, Office)

(Address of Optionee)

(City, State, and Zip Code of Optionee)

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